MODIFICATION AGREEMENT

This Modification Agreement, dated as of February 9, 2012 (the “Agreement”), sets forth the agreement of American Standard Energy Corp., a Delaware corporation (the “Company”), and the parties identified as “Holders” on the signature page hereto (the “Holders”). Defined terms not otherwise defined herein shall have the meanings set forth in the Series B Warrant (as defined below).

WHEREAS, the Holders purchased from the Company units consisting of (i) shares of the Company’s common stock (the “Common Stock”); (ii) Series A Warrants to purchase Common Stock at a per share exercise price of $9.00 (the “Series A Warrants”); and (iii) Series B Warrants to purchase a number of shares of Common Stock at a per share exercise price of $.001 (the “Series B Warrants”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated July 13, 2011.

WHEREAS, the Company and Holders desire to amend certain terms of the Series B Warrant, waive certain provisions of the Series A Warrant and issue additional consideration as described below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holders hereby agree as follows:

1.            Modification of Series B Warrants. The Holders agree that in no event shall the Warrant Shares or Adjusted Share Amount be greater than the amounts designated as “Series B Warrant Shares” on Exhibit A attached hereto, irrespective of any Adjustments or Dilutive Issuances (the “Modification”).

2.            Waiver of Anti-Dilution of Series A Warrants. The Holders hereby waive any anti-dilution rights set forth in Section 2 of the Series A Warrants (the “Waiver”) that are triggered pursuant to the issuance of the Series C Warrants (as defined below) and the shares of Common Stock underlying the Series C Warrants (the “Series C Warrant Shares” together with the Series C Warrants, the “Securities”).

3.            Consideration. As consideration for the Modification and the Waiver, the Company shall issue to the Holders five year Series C warrants, in the form attached as Exhibit B hereto (the “Series C Warrants”), to purchase a number of shares of Common Stock as set forth on Exhibit A attached hereto under “Series C Warrant Shares”, exercisable at an exercise price of $3.00 per share.

4.            Closing. Within three (3) business days from the date on which all conditions set forth in Section 5 herein have been met (the “Closing Date”), the Company shall issue and deliver to the Holders the Series C Warrants in accordance with the Holders’ delivery instructions set forth on Schedule I hereto.

5.            Condition to Closing. This Agreement is subject to and conditioned upon receipt of the consent of the holders of at least two-thirds of the shares of Common Stock purchased pursuant to a securities purchase agreement dated February 1, 2011.

6.            Holders’ Representations and Warranties. Each Holder hereby represents and warrants to the Company as follows:

6.1           Own Account.   Holder understands that the Securities are “restricted securities” and have not been registered under the 1933 Securities Act, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Holder’s right to sell the Securities in compliance with applicable federal and state securities laws).   Holder is acquiring the Securities hereunder in the ordinary course of its business.

6.2           Opportunities for Additional Information. Holder acknowledges that Holder has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

6.3           Holder Status.  At the time Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Series C Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

6.4           Experience of Holder.   Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.   Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

6.5           General Solicitation.   Holder is not obtaining the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

6.6           Rule 144. Holder understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Holder acknowledges that Holder is familiar with Rule 144 of the rules and regulations of the Securities and Exchange Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that Holder has been advised that Rule 144 permits resales only under certain circumstances. Holder understands that to the extent that Rule 144 is not available, Holder will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

6.7           The Holder has full power and authority to execute and deliver this Agreement and to perform the obligations of the undersigned hereunder, and the Agreement constitutes the valid and binding obligation of such Holder, enforceable against the Holder in accordance with its terms.

6.8           The Holders hereby acknowledge that the Series C Warrants and the Series C Warrant Shares are not Registrable Securities, as defined in the Registration Rights Agreement entered into by the Company and Holders dated July 13, 2011 and that the Company has no obligation to register the Series C Warrants and the Series C Warrant Shares.

7.           The Company’s Representations and Warranties.

The Company hereby represents and warrants to the Holder as follows:

7.1           The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement and issue the Series C Warrants pursuant hereto. This Agreement has been duly executed and delivered by or on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7.2           The issuance of the Series C Warrants have been duly authorized and, upon exercise of the Series C Warrants, the Series C Warrant Shares will be validly issued, fully paid and nonassessable. The Series C Warrants are not subject to preemptive rights of any stockholder of the Company.

7.3           The Company shall use its commercially reasonable bests efforts to maintain current public information in compliance with Rule 144(i)(2) promulgated by the SEC under the Securities Act of 1933, as amended.

8.           Miscellaneous.

8.1           All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the Holders to: Pentwater Capital Management LP, Attention: Neal Nenadovic, 227 W. Monroe Street, Suite 4000, Chicago, IL 60606, facsimile (312) 589-6499; if a copy to the Company to: American Standard Energy Corp., 4800 North Scottsdale Road, Suite 1400, Scottsdale, Arizona 85281, Attention: Chief Executive Officer, with a copy to Blank Rome, LLP, Attention: Brad Shiffman, Esq., 405 Lexington Avenue, New York, New York 10174.

8.2           This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each Holder and the Company (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, unless such court shall have refused such jurisdiction, (2) waive any objection which each Holder or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each Holder and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon each Holder or the Company, as the case may be, mailed by certified mail to the Holder’s address or the Company’s address, as the case may be, set forth on the signature page to this Agreement shall be deemed in every respect effective service of process upon such Holder or the Company, as the case may be, in any such suit, action or proceeding.

8.3           Each party hereto agrees to use its reasonable best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.

8.4           The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

8.5           This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

8.6           All notices required or permitted to be given hereunder shall be personally delivered, sent by courier service or mailed by certified or registered mail, postage prepaid, to the respective parties at the addresses set forth herein and shall be deemed given upon receipt.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HOLDERS:

PWCM MASTER FUND LTD.

By:	/s/ David Zirin
David Zirin
Director

PENTWATER EQUITY OPPORTUNITIES MASTER FUND LTD.

By:	/s/ David Zirin
David Zirin
Director

OCEANA MASTER FUND LTD.

By:	/s/ David Zirin
David Zirin
Director

LMA SPC FOR AND ON BEHALF OF THE MAP 98 SEGREGATED PORTFOLIO

By:	/s/ David Zirin
David Zirin
Authorized Signatory

COMPANY:

AMERICAN STANDARD ENERGY CORP.

By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer

SCHEDULE I

DELIVERY INSTRUCTIONS

EXHIBIT A

WARRANTS

Holder	Series B Warrant Shares	Series C Warrant Shares
PWCM Master Fund Ltd.	306,088	400,001

Pentwater Equity Opportunities Master Fund Ltd.	975,652	1,275,000

Oceana Master Fund Ltd.	420,869	550,000

LMA SPC for and on behalf of the MAP 98 Segregated Portfolio	210,434	274,999
Totals	1,913,043	2,500,000

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